UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   March 30, 2010

PRESTIGE BRANDS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32433	20-1297589
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

90 North Broadway, Irvington, New York 10533
(Address of principal executive offices, including Zip Code)

 (914) 524-6810
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Reference is made to Exhibit 10.35 to the Annual Report on Form 10-K of Prestige Brands Holdings, Inc. (the "Company") for the fiscal year ended March 31, 2006, which is the Employment Agreement (the "Employment Agreement") for Charles N. Jolly, who, until March 31, 2010, was the Company's General Counsel and Secretary.  Effective March 31, 2010, Mr. Jolly's employment with the Company was terminated.  Pursuant to the Employment Agreement, upon execution by Mr. Jolly of an appropriate release, Mr. Jolly will be entitled to receive one year's salary plus bonus and certain medical coverage for one year from the date of termination of employment.  The Employment Agreement also contains certain non-competition, non-solicitation and confidentiality provisions.  The foregoing summary of the material terms of the Employment Agreement and Mr. Jolly's rights thereunder upon termination does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement.

Item 7.01.  Regulation FD Disclosure.

On April 5, 2010, the Company issued a press release, which is furnished hereto as Exhibit 99.1 and incorporated by reference as if fully set forth herein, announcing that Eric S. Klee has been named the Company's General Counsel and Secretary.

Item 9.01.  Financial Statements and Exhibits.

(d)  See Exhibit Index immediately following the signature page to this report, which is incorporated herein by this reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 5, 2010	PRESTIGE BRANDS HOLDINGS, INC.

	By:	/s/ Peter J. Anderson
Name: Peter J. Anderson
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release dated April 5, 2010 (furnished only)